Exhibit 21

Invacare Corporation Subsidiaries

1. 1207273 Alberta ULC, an Alberta, Canada corporation and wholly owned subsidiary.

2.   2083806 Ontario Inc., an Ontario corporation and wholly owned subsidiary.

3.   6123449 Canada, Inc., a Canadian corporation and wholly owned subsidiary.

4. Adaptive Switch Laboratories, Inc., a Texas corporation and wholly owned subsidiary.

5.   Alber GmbH, Wurenlos, a Swiss corporation and wholly owned subsidiary.

6.   Altimate   Medical,   Inc.,  a  Minnesota   corporation  and  wholly  owned
     subsidiary.

7.   Aquatec GmbH, Isny, a German limited liability company.

8. Aust Healthcare Equipment PTY, an Australian corporation and wholly owned subsidiary.

9. Carroll Healthcare (USA) Inc., a Nevada corporation and wholly owned subsidiary.

10.  Carroll   Healthcare,   Inc.,  an  Ontario  corporation  and  wholly  owned
     subsidiary.

11. Champion Manufacturing Inc., a Delaware corporation and wholly owned subsidiary.

12.  Dolomite AB, Gislaved, a Swedish corporation and wholly owned subsidiary.

13. Dolomite Holding AB, Gislaved, a Swedish corporation and wholly owned subsidiary.

14.  Dynamic Controls, a New Zealand corporation and wholly owned subsidiary.

15.  Dynamic Europe Ltd, a U.K. corporation and wholly owned subsidiary.

16.  EC-Hong A/S, a Danish corporation and wholly owned subsidiary.

17.  Freedom Designs, Inc., a California corporation and wholly owned subsidiary

18.  Garden  City  Medical  Inc.,  a  Delaware   corporation  and  wholly  owned
     subsidiary.

19.  Healthtec  Products,   Inc.,  a  Missouri   corporation  and  wholly  owned
     subsidiary.

20.  Invacare AB, a Swedish corporation and wholly owned subsidiary.

21.  Invacare A/S, a Danish corporation and wholly owned subsidiary.

22.  Invacare AS, a Norwegian corporation and wholly owned subsidiary.

23. INVCR Australia Pty Limited, an Australian corporation and wholly owned subsidiary.

24.  Invacare Bencraft, a U.K. corporation and wholly owned subsidiary.

25.  Invacare BV, a Netherlands corporation and wholly owned subsidiary.

26. Invacare Canada General Partner Inc., a Canadian corporation and wholly owned subsidiary.

27. Invacare Canada LP, an Ontario, Canada partnership and wholly owned subsidiary.

28. Invacare Canada Holdings, Inc., a Canadian corporation and wholly owned subsidiary.

29. Invacare Canadian Holdings, Inc., a Delaware corporation and wholly owned subsidiary.

30.  Invacare  Credit   Corporation,   an  Ohio  corporation  and  wholly  owned
     subsidiary.

31.  Invacare   (Deutschland)  GmbH,  a  German  corporation  and  wholly  owned subsidiary.

32. Invacare Florida Corporation, a Delaware corporation and wholly owned subsidiary.

33. Invacare Florida Holdings, LLC, a Florida limited liability company and wholly owned subsidiary.

34. Invacare France Operations SAS, A French corporation and wholly owned subsidiary.

35. Invacare Germany Holding GmbH, a German corporation and wholly owned subsidiary

36.  Invacare GmbH and Co. KG, a German corporation and wholly owned subsidiary.

37.  Invacare Holding AB, a Swedish corporation and wholly owned subsidiary.

38.  Invacare Holding BV, a Netherlands corporation and wholly owned subsidiary.

39.  Invacare Holding Two AB, a Swedish corporation and wholly owned subsidiary.

40.  Invacare Holdings AS, a Norwegian corporation and wholly owned subsidiary.

41.  Invacare Holdings CV, a Netherlands wholly owned partnership subsidiary.

42. Invacare Holdings LLC, an Ohio limited liability corporation and wholly owned subsidiary.

43.  INVCR Holdings NZ, a New Zealand corporation and wholly owned subsidiary.

44. Invacare Holdings Two BV, a Netherlands corporation and wholly owned subsidiary.

45. Invacare International Corporation, an Ohio corporation and wholly owned subsidiary.

46.  Invacare   International   SARL,  a  Swiss  corporation  and  wholly  owned
     subsidiary.

47.  Invacare UK Ltd., a U.K. corporation and wholly owned subsidiary.

48. Invacare Mauritius Holdings, a Republic of Mauritius company and wholly owned subsidiary.

49.  Invacare MeccSan SrL, an Italian corporation and wholly owned subsidiary.

50. Invacare Medical Equipment (Kunshan) company, Ltd., a Chinese company and wholly owned subsidiary.

51. Invacare Medical Equipment (Suzhou) company, Ltd., a Chinese company and wholly owned subsidiary.

52.  INVCR NZ, a New Zealand corporation and wholly owned subsidiary.

53.  Invacare NV, a Belgium corporation and wholly owned subsidiary.

54.  Invacare Poirier SAS, a French corporation and wholly owned subsidiary.

55.  Invacare Rea AB, a Swedish corporation and wholly owned subsidiary.

56. Invacare Receivables Corporation, a Delaware corporation and wholly owned subsidiary.

57. Invacare Supply Group, Inc. (formerly Suburban Ostomy Supply company, Inc.), a Massachusetts corporation and wholly owned subsidiary.

58. Invacare Trading company, Inc., a United States Territory of the Virgin Islands corporation and wholly owned subsidiary.

59.  Invacare   Verwaltungs   GmbH,  a  German   corporation  and  wholly  owned
     subsidiary.

60. Invacare (Portugual) - Sociedade Industrial e Comercial de Ortopedia., Lda., a Portugal company and wholly owned subsidiary.

61. Invacare(Portugual) II - Material Ortopedico, Lda., a Portugal company and wholly owned subsidiary.

62.  Invacare, S.A., a Spanish corporation and wholly owned subsidiary.

63. Invamex S.A. de R.L. de C.V., a Mexican corporation and wholly owned subsidiary.

64. Invatection Insurance company, a Vermont corporation and wholly owned subsidiary.

65.  INVCR Asia Ltd., a Hong Kong company and wholly owned subsidiary.

66.  Medbloc, Inc., a Delaware corporation and wholly owned subsidiary.

67. Medical Support Systems Holdings Limited, a U.K. corporation and wholly owned subsidiary.

68. Medical Support Systems Limited, a U.K. corporation and wholly owned subsidiary

69. Mobitec Mobilitatshilfen Ges.m.b.H., Tiefgraben, an Austrian corporation and wholly owned subsidiary.

70.  Mobitec  Rehab  AG,  Wurenlos,   a  Swiss   corporation  and  wholly  owned
     subsidiary.

71. Mobitec S.a.r.l., Venissieux, a French corporation and wholly owned subsidiary.

72. Motion Concepts, Inc., an Ontario corporation and wholly owned limited subsidiary.

73.  Motion Concepts, L.P., an Ontario wholly owned limited partnership.

74.  MSS (Europe) Limited, a U.K. corporation and wholly owned subsidiary.

75.  MSS Care Direct Limited, a U.K. corporation and wholly owned subsidiary.

76. Perpetual Motion Enterprises Inc., an Ontario corporation and wholly owned subsidiary.

77. Roller Chair Pty. Limited, an Australian corporation and wholly owned subsidiary.

78.  Scandinavian   Mobility  GmbH,  a  German   corporation  and  wholly  owned
     subsidiary.

79. Scandinavian Mobility International AS, a Danish corporation and wholly owned subsidiary.

80.  Sci Des Hautes Roches, a French partnership and wholly owned subsidiary.

81. The Aftermarket Group, Inc., a Delaware corporation and wholly owned subsidiary.

82.  Ulrich Alber GmbH, Albstadt, a German limited liability company.

Note, "Wholly owned subsidiary" refers to indirect, as well as direct, wholly owned subsidiaries.